Exhibit 99.1

NEWS RELEASE

Westell Reports Fiscal 2020 Second Quarter Results
AURORA, IL, November 13, 2019 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance network infrastructure solutions, today announced results for its fiscal 2020 second quarter ended September 30, 2019 (2Q20). Management will host a conference call to discuss financial and business results tomorrow, Thursday, November 14, 2019, at 9:30 AM Eastern Time.
Revenue was $7.6 million, compared with $9.0 million in the prior quarter. Net loss in 2Q20 was $3.6 million, compared with a net loss of $2.2 million in the prior quarter. The losses include significant charges for excess and obsolete inventory of $1.3 million in 2Q20, compared to $0.6 million in 1Q20. Inventory charges increased as a result of technology shifts and changing customer plans which lowered the sales outlook for certain legacy products.

“Second-quarter revenue and net loss continued our recent downward trend,” said Tim Duitsman, Westell’s newly appointed President and CEO. “In efforts to reverse that trend, we narrowed our product development to the most promising new products, with a keen focus on public safety, fiber connectivity solutions and remote monitoring. These areas play to Westell’s strengths and we believe offer the fastest paths to revenue growth. On the cost side, we executed a substantial restructuring in October that resulted in charges of approximately $0.2 million and reduced company expenses by at least $1.7 million a year. Going forward, we also do not expect inventory charges, which depressed our gross margins, to continue at the recent levels.”

Consolidated Results	2Q20 3 months ended 9/30/19	1Q20 3 months ended 6/30/19	+ increase / - decrease
Revenue	$7.6M	$9.0M	-$1.4M
Gross Margin	20.9%	36.1%	-15.2%
Operating Expenses	$5.3M	$5.6M	-$0.3M
Net Income (Loss)	($3.6M)	($2.2M)	-$1.4M
Earnings (Loss) Per Share	($0.23)	($0.14)	-$0.09
Non-GAAP Operating Expenses (1)	$4.8M	$5.0M	-$0.2M
Non-GAAP Net Income (Loss) (1)	($3.1M)	($1.6M)	-$1.5M
Non-GAAP Earnings (Loss) Per Share (1)	($0.20)	($0.10)	-$0.10
Ending Cash	$21.7M	$24.1M	-$2.4M
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.
In-Building Wireless (IBW) Segment
IBW’s revenue decrease was driven by lower sales in commercial repeaters, RF system components, and passive DAS conditioners offset in part by an increase in public safety revenue. IBW’s gross margin decrease primarily reflects the impact of the lower sales against fixed costs. It also includes an excess and obsolete inventory charge of $0.5 million, compared to $0.4 million in the prior quarter.

($ in thousands)	2Q20 3 months ended 9/30/19	1Q20 3 months ended 6/30/19	+ increase / - decrease
IBW Segment Revenue	$2,618	$2,923	-$305
IBW Segment Gross Margin	15.8%	33.3%	-17.5%
IBW Segment R&D Expense	$403	$399	$4
IBW Segment Profit	$10	$573	-$563
Intelligent Site Management (ISM) Segment
ISM’s revenue decrease was due to lower sales of remote units, primarily due to a decrease in orders for one large domestic service provider customer. ISM’s gross margin decrease was primarily driven by an excess and obsolete inventory charge of $0.4 million, compared to $0.1 million in the prior quarter.

($ in thousands)	2Q20 3 months ended 9/30/19	1Q20 3 months ended 6/30/19	+ increase / - decrease
ISM Segment Revenue	$2,646	$3,095	-$449
ISM Segment Gross Margin	39.4%	51.0%	-11.6%
ISM Segment R&D Expense	$619	$701	-$82
ISM Segment Profit	$423	$878	-$455
Communication Network Solutions (CNS) Segment
CNS’s revenue decrease was due to lower sales across nearly all product lines. CNS’s gross margin decrease was due to an increased excess and obsolete inventory charge, which was $0.4 million compared to $0.1 million in the prior quarter, mix changes and cost-absorption effects of lower revenue.

($ in thousands)	2Q20 3 months ended 9/30/19	1Q20 3 months ended 6/30/19	+ increase / - decrease
CNS Segment Revenue	$2,305	$2,984	-$679
CNS Segment Gross Margin	5.4%	23.3%	-17.9%
CNS Segment R&D Expense	$427	$456	-$29
CNS Segment Profit (Loss)	$(303)	$239	-$542

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, November 14, 2019, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/Westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on November 14, 2019, by calling (888) 206-4065 and providing the operator confirmation number 49124964.

This news release and related information that may be discussed on the conference call will be posted on the Investor Relations section of Westell's website: http://ir.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 12:00 PM Eastern Time following the conclusion of the conference.
About Westell Technologies
Westell is a leading provider of high-performance network infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2019, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Six months ended
	September 30,	June 30	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Revenue	$7,569	$9,002	$10,106	$16,571	$23,143
Cost of revenue	5,990	5,756	5,913	11,746	13,015
Gross profit	1,579	3,246	4,193	4,825	10,128
Gross margin	20.9%	36.1%	41.5%	29.1%	43.8%
Operating expenses:
Research & Development	1,449	1,556	1,843	3,005	3,275
Sales and marketing	2,259	2,332	1,876	4,591	4,013
General and administrative	1,249	1,364	1,400	2,613	2,934
Intangible amortization	308	308	832	616	1,822
Total operating expenses	5,265	5,560	5,951	10,825	12,044
Operating profit (loss)	(3,686)	(2,314)	(1,758)	(6,000)	(1,916)
Other income, net	125	164	165	289	284
Income (loss) before income taxes	(3,561)	(2,150)	(1,593)	(5,711)	(1,632)
Income tax benefit (expense)	—	(7)	(10)	(7)	(10)
Net income (loss) from continuing operations	(3,561)	(2,157)	(1,603)	(5,718)	(1,642)
Income (loss) from discontinued operations (1)	—	—	(138)	—	(138)
Net income (loss)	$(3,561)	$(2,157)	$(1,741)	$(5,718)	$(1,780)

Net income (loss) per share:
Basic net income (loss)	$(0.23)	$(0.14)	$(0.11)	$(0.37)	$(0.11)
Diluted net income (loss)	$(0.23)	$(0.14)	$(0.11)	$(0.37)	$(0.11)
Weighted-average number of common shares outstanding:
Basic	15,512	15,455	15,583	15,483	15,602
Diluted	15,512	15,455	15,583	15,483	15,602

(1) During the quarter ended September 30, 2018, the Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations. On July 24, 2019, the Company signed a settlement agreement related to this matter. The $345K settlement, which was fully covered by the accrual on March 31, 2019, will be paid in the quarter ended December 31, 2019.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	September 30, 2019 (Unaudited)	March 31, 2019
Assets
Cash and cash equivalents	$21,716	$25,457
Accounts receivable, net	5,033	6,865
Inventories	8,318	9,801
Prepaid expenses and other current assets	1,839	1,706
Total current assets	36,906	43,829
Land, property and equipment, net	1,096	1,298
Intangible assets, net	4,547	3,278
Right-of-use assets on operating leases, net	699	—
Other non-current assets	431	492
Total assets	$43,679	$48,897
Liabilities and Stockholders’ Equity
Accounts payable	$2,742	$2,313
Accrued expenses	4,162	3,567
Deferred revenue	624	1,217
Total current liabilities	7,528	7,097
Deferred revenue non-current	330	444
Other non-current liabilities	102	176
Total liabilities	7,960	7,717
Total stockholders’ equity	35,719	41,180
Total liabilities and stockholders’ equity	$43,679	$48,897

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended September 30,	Six months ended September 30,
	2019	2019	2018
Cash flows from operating activities:
Net income (loss)	$(3,561)	$(5,718)	$(1,780)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	491	942	2,113
Stock-based compensation	201	445	586
Loss (gain) on sale of fixed assets	(11)	(11)	1
Exchange rate loss (gain)	6	3	1
Changes in assets and liabilities:
Accounts receivable	770	1,829	1,914
Inventory	1,625	1,483	(1,148)
Accounts payable and accrued expenses	210	950	770
Deferred revenue	(389)	(707)	(655)
Prepaid expenses and other current assets	(155)	(122)	(315)
Other assets	465	(638)	1
Net cash provided by (used in) operating activities	(348)	(1,544)	1,488
Cash flows from investing activities:
Net maturity (purchase) of short-term investments	—	—	2,779
Purchase of product licensing rights (1)	(1,950)	(1,950)	—
Purchases of property and equipment, net	(45)	(59)	(153)
Net cash provided by (used in) investing activities	(1,995)	(2,009)	2,626
Cash flows from financing activities:
Purchase of treasury stock	(16)	(189)	(605)
Net cash provided by (used in) financing activities	(16)	(189)	(605)
Gain (loss) of exchange rate changes on cash	(2)	1	(1)
Net increase (decrease) in cash and cash equivalents	(2,361)	(3,741)	3,508
Cash and cash equivalents, beginning of period	24,077	25,457	24,963	(2)
Cash and cash equivalents, end of period	$21,716	$21,716	$28,471

(1) During 2Q20, the Company made a partial payment for the purchase of product licensing rights. The remaining $1.0 million due is recorded in Accounts Payable as of September 30, 2019. The corresponding asset is recorded in intangible assets.
(2) As of March 31, 2018, the Company had $2.8 million of short-term investments in addition to cash and cash equivalents.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended September 30, 2019				Three months ended June 30, 2019
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$2,618	$2,646	$2,305	$7,569	$2,923	$3,095	$2,984	$9,002
Gross profit	413	1,042	124	1,579	972	1,579	695	3,246
Gross margin	15.8%	39.4%	5.4%	20.9%	33.3%	51.0%	23.3%	36.1%
R&D expenses	403	619	427	1,449	399	701	456	1,556
Segment profit (loss)	$10	$423	$(303)	$130	$573	$878	$239	$1,690

Year-over-Year Quarter Comparison

	Three months ended September 30, 2019				Three months ended September 30, 2018
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$2,618	$2,646	$2,305	$7,569	$3,646	$2,646	$3,814	$10,106
Gross profit	413	1,042	124	1,579	1,692	1,422	1,079	4,193
Gross margin	15.8%	39.4%	5.4%	20.9%	46.4%	53.7%	28.3%	41.5%
R&D expenses	403	619	427	1,449	867	558	418	1,843
Segment profit (loss)	$10	$423	$(303)	$130	$825	$864	$661	$2,350

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
GAAP consolidated operating expenses	$5,265	$5,560	$5,951	$10,825	$12,044
Adjustments:
Stock-based compensation (1)	(181)	(234)	(284)	(415)	(563)
Amortization of acquisition-related intangibles (2)	(308)	(308)	(832)	(616)	(1,822)
Total adjustments	(489)	(542)	(1,116)	(1,031)	(2,385)
Non-GAAP consolidated operating expenses	$4,776	$5,018	$4,835	$9,794	$9,659

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
GAAP consolidated net income (loss)	$(3,561)	$(2,157)	$(1,741)	$(5,718)	$(1,780)
Less:
Income tax benefit (expense)	—	(7)	(10)	(7)	(10)
Other income, net	125	164	165	289	284
Discontinued operations (3)	—	—	(138)	—	(138)
GAAP consolidated operating profit (loss)	$(3,686)	$(2,314)	$(1,758)	$(6,000)	$(1,916)
Adjustments:
Stock-based compensation (1)	201	244	295	445	586
Amortization of acquisition-related intangibles (2)	308	308	832	616	1,822
Total adjustments	509	552	1,127	1,061	2,408
Non-GAAP consolidated operating profit (loss)	$(3,177)	$(1,762)	$(631)	$(4,939)	$492
Amortization of product licensing rights (4)	65	—	—	65	—
Depreciation	118	143	139	261	291
Non-GAAP consolidated Adjusted EBITDA (5)	$(2,994)	$(1,619)	$(492)	$(4,613)	$783

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
GAAP consolidated net income (loss)	$(3,561)	$(2,157)	$(1,741)	$(5,718)	$(1,780)
Adjustments:
Stock-based compensation (1)	201	244	295	445	586
Amortization of acquisition-related intangibles (2)	308	308	832	616	1,822
Discontinued operations (3)	—	—	138		138
Total adjustments	509	552	1,265	1,061	2,546
Non-GAAP consolidated net income (loss)	$(3,052)	$(1,605)	$(476)	$(4,657)	$766
GAAP consolidated net income (loss) per common share:
Diluted	$(0.23)	$(0.14)	$(0.11)	$(0.37)	$(0.11)
Non-GAAP consolidated net income (loss) per common share:
Diluted	$(0.20)	$(0.10)	$(0.03)	$(0.30)	$0.05
Average number of common shares outstanding:
Diluted	15,512	15,455	15,583	15,483	15,713
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.
(2) Amortization of acquisition-related intangibles is a non-cash expense arising from intangible assets previously acquired as a result of a business acquisition.
(3) The Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations. On July 24, 2019, the Company signed a settlement agreement related to this matter. The amount to be paid under the settlement agreement is fully covered by the accrual.
(4) Amortization of the recently acquired product licensing rights are excluded from Adjusted EBITDA, but included in the Non-GAAP consolidated net income (loss), because the amortization is related to the ongoing operation of the business in the ordinary course.
(5) EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.

For additional information, contact:

Tim Duitsman Chief Executive Officer Westell Technologies, Inc. +1 (630) 898 2500 tduitsman@westell.com